Exhibit 99.1

                                 [LOGO] Quaker

For Release:                        NEWS              Contact:
   Immediate                                             Michael F. Barry
                                                         Vice President and
                                                         Chief Financial Officer
                                                         610/832-8500

--------------------------------------------------------------------------------


       Quaker Chemical Corporation Revises Second Quarter Expectations;
                           Sees Second Half Make-Up

    CONSHOHOCKEN, Pa., July 23 /PRNewswire-FirstCall/ -- Quaker Chemical Corporation (NYSE: KWR) today announced that it expects earnings per diluted share for the second quarter ended June 30, 2004, to be around $0.29 per diluted share. The Company's original earnings expectation for the second quarter 2004 was for earnings to be similar to the second quarter 2003, as was communicated in the Company's April 29, 2004, first quarter press release.
The second quarter 2003 earnings per diluted share were $0.36.

    Despite record sales in the quarter, higher raw material prices and slower-than-planned implementation of the Company's cost reduction and product conversion programs in its new chemical management services (CMS) business were largely responsible for the shortfall in earnings compared to expectations.

    In its first quarter press release, the Company indicated that it was experiencing unexpectedly high raw material costs, particularly high crude oil prices. The impact of higher raw material prices was exacerbated in the second quarter. The Company has announced and implemented a number of price increases and surcharges to help offset increases in raw material costs, and the bulk of the positive impact from these actions will be realized in the second half of 2004.

    The profitability of the Company's new CMS business is dependent on the Company's identification and implementation of cost reduction programs and product conversions, as has been noted in the Company's past discussions of CMS. During the second quarter of 2004, the Company made considerable progress in both areas, the benefits of which are expected in the second half. Further, additional product conversions and cost reduction programs are anticipated for the second half.

    Ronald J. Naples, Chairman and Chief Executive Officer, commented, "We're really pleased with our revenue growth so far this year. Second quarter profitability was a disappointment, but we're on top of the reasons for the shortfall and have solid plans in place to get back on track. We are optimistic that for 2004 we will still achieve earnings around our prior year level, even though we don't anticipate raw material cost relief. Critical to making this happen are continued economic recovery in our key markets, the contribution of announced price increases that take effect in the second half, and strong follow-through on our progress in product conversion and cost reduction programs in our CMS business."

    Quaker Chemical Corporation, headquartered in Conshohocken, Pennsylvania, is a worldwide developer, producer, and marketer of custom-formulated chemical specialty products and a provider of chemical management services for manufacturers around the globe, primarily in the steel and automotive industries.

    This release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that the Company's demand is largely derived from the demand for its customers' products, which subjects the Company to downturns in a customer's business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, significant increases in raw material costs, customer financial stability, worldwide economic and political conditions, foreign currency fluctuations, and future terrorist attacks such as those that occurred on September 11, 2001.

    As previously announced, the Company expects to release its second quarter earnings on July 29, 2004 (after market close) to be followed by an investor conference call to discuss second quarter results on July 30, 2004 at 10:30 a.m. (ET). Access the conference by calling 877-269-7756 (toll-free) or visit Quaker's Web site at http://www.quakerchem.com for a live webcast.


                          Quaker Chemical Corporation
      One Quaker Park, 901 Hector Street, Conshohocken, PA 19428-0809 USA
                               www.quakerchem.com
                         T 610.832.4000 F 610.832.8682


SOURCE  Quaker Chemical Corporation
    -0-                             07/23/2004
    /CONTACT: Michael F. Barry, Vice President and Chief Financial Officer, Quaker Chemical Corporation, +1-610-832-8500/
    /Web site:  http://www.quakerchem.com /
    (KWR)

CO:  Quaker Chemical Corporation
ST:  Pennsylvania
IN:  CHM
SU:  ERP MAV CCA